Sesen Bio Strengthens Strategic and Financial Optionality
Company to Host Conference Call to Provide Business Update on November 12, 2019 at 8 a.m. EST
CAMBRIDGE, Mass., October 29, 2019 – Sesen Bio (Nasdaq: SESN), a late-stage clinical company developing targeted fusion protein therapeutics for the treatment of patients with cancer, today reported modifications to its 2017 and 2018 common stock warrants, which enhance the Company’s capital raising optionality by allowing for future at-the-market (ATM) programs.
“Today we took an important step to enhance our capital structure, giving us the tools to potentially build upon our financial position with a number of upcoming value-inflection points over the next year,” said Dr. Thomas Cannell, president and chief executive officer of Sesen Bio. “This was an important strategic decision to position the Company with the greatest optionality as we prepare for upcoming FDA engagements, our planned BLA submission and a potential future approval of Vicinium for patients with non-muscle invasive bladder cancer. The remainder of 2019 will be a critical period for Sesen Bio, and we look forward to continued progress across the organization.”
Key Fourth Quarter 2019 Events

•	FDA meeting on November 4, 2019 to discuss the post-marketing confirmatory trial for Vicinium

•	FDA meeting on December 4, 2019 to discuss the submission strategy for CMC Module 3

•	Anticipated initiation of BLA submission under a Rolling Review in December 2019

The Company will provide more information at a Business Update on November 12, 2019 at 8:00 a.m. EST.

To participate in the conference call, please dial (844) 831-3025 (domestic) or (315) 625-6887 (international) and refer to conference ID 1377227. The webcast can be accessed in the Investor Relations section of the Company’s website at www.sesenbio.com. The replay of the webcast will be available in the Investor Relations section of the Company’s website at www.sesenbio.com for 60 days following the call.
About Sesen Bio
Sesen Bio, Inc. is a late-stage clinical company advancing targeted fusion protein therapeutics for the treatment of patients with cancer. The Company’s lead program, Vicinium®, also known as VB4-845, is currently in a Phase 3 registration trial for the treatment of high-risk, bacillus Calmette-Guérin (BCG) unresponsive non-muscle invasive bladder cancer (NMIBC). Vicinium is a locally-administered targeted fusion protein composed of an anti-EpCAM antibody fragment tethered to a truncated form of Pseudomonas Exotoxin A for the treatment of high-risk NMIBC. For more information, please visit the Company’s website at www.sesenbio.com.
Cautionary Note on Forward-Looking Statements
Any statements in this press release about future expectations, plans and prospects for the Company, the Company’s strategy, future operations, and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: our ability to raise capital on favorable terms, if at all, including through an ATM program, the uncertainties inherent in the conduct of clinical trials, our ability to successfully develop our product candidates and complete our planned clinical programs, expectations regarding future meetings with the FDA, our ability to obtain marketing approvals for our product candidates, the adequacy of any clinical models, expectations regarding regulatory submissions and approvals and other factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Contact:
Chad Myskiw, Senior Director, Strategic Planning
ir@sesenbio.com